                        REGISTRATION RIGHTS AGREEMENT



          Registration Rights Agreement dated as of September 24, 1998, by and between Candie's, Inc., a Delaware corporation (the "Company"), and the persons whose names and addresses appear on the signature page attached hereto (each a "Holder" and collectively, the "Holders").

          WHEREAS, the Company issued to the Holders, pursuant to the purchase of all of the capital stock of Michael Caruso & Co., Inc. ("Caruso & Co.") by a wholly-owned subsidiary of the Company, an aggregate of 1,967,742 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), as described in the stock purchase agreement, of even date herewith, by and among the Company and its subsidiary, Caruso & Co. and each of the Holders (the "Purchase Agreement"); and

          WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to grant to the Holder registration rights set forth herein with respect to the Shares.

          NOW, THEREFORE, the parties do hereby agree as follows:

          As used herein the term "Registrable Security" means each of the Shares, and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; PROVIDED, HOWEVER, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "Securities Act") and disposed of pursuant thereto, (ii) it may be sold pursuant to Rule 144(k) or (iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

          The term "Majority Holder" as used in this Agreement shall mean any holder or any combination of holders of Registrable Securities, if included in such holders' Registrable Securities are that aggregate number of Shares as would constitute a majority of the aggregate number of Shares included in all of the Registrable Securities.


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          1.   DEMAND REGISTRATION. (a) Subject to receipt by the Company of the audited financial statements of Michael Caruso & Co., Inc. for the periods set forth in Section 4.2 of the Stock Purchase Agreement, together with the unqualified opinion of Stonefield Josephson, Inc. (the "Audited Financial Statements"), at any time during the two (2) year period after the first year anniversary of the date of this Agreement, the Majority Holder shall have the right, on one (1) occasion only, exercisable by written notice to the Company (a "Demand Registration Request"), to have the Company promptly prepare and file with the Securities and Exchange Commission, in respect of the Registrable Securities held by the Holders, a registration statement (the "Demand Registration Statement") so as to permit a public offering and sale of the Registrable Securities; provided however, that the Company is then eligible to register the Registrable Securities.

               (b) The Company and other stockholders may, at the Company's discretion, have other shares of Common Stock included in the Demand Registration Statement, provided that in the event that an underwriter for the Registrable Securities determines that the inclusion of the additional shares of Common Stock in the Demand Registration Statement would adversely affect its ability to sell the Registrable Securities, then the shares of Common Stock proposed to be offered by the Company and such other stockholders shall be cut-back as requested in writing by such underwriter.

               (c) The Company will use reasonable efforts to file the Demand Registration Statement as expeditiously as reasonably possible, provided that nothing herein shall require the Company to undergo an audit, other than in the ordinary course of business.

               (d) Notwithstanding any provision of this Section 1 to the contrary, if, at the time a Demand Registration Request is given to the Company under this Section 1, the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and if in the opinion of counsel to the Company, the Demand Registration Statement would be required to include information concerning such transactions or the parties thereto which is not reasonably available at the time, the Company shall promptly inform the Holder by written notice of such circumstances (a "Postponement Notice") and, at the Company's election to be set forth in the Postponement Notice, the filing of the Demand Registration Statement may be postponed for one (and not more than one) period not to exceed 90 days from the date on which the Demand Registration Request is given to the Company under this Section 1 (notwithstanding any provisions herein to the contrary).


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          2.   PIGGYBACK REGISTRATION.

          (a) Subject to receipt by the Company of the Audited Financial Statements, if at any time during the three (3) year period after the date of this Agreement, the Company proposes to prepare and file with the Securities and Exchange Commission a registration statement covering equity or debt securities of the Company, or any such securities of the Company held by its stockholders, other than in connection with a merger, acquisition or pursuant to a registration statement on Form S-4 or Form S-8 or any successor form (for purposes of this Section 2, collectively, a "Piggyback Registration Statement") and the Holders are required pursuant to the terms of Section 4.2 of the Purchase Agreement to pay for the costs of such Piggyback Registration Statement, the Company will give written notice of its intention to do so by registered or certified mail to Holders. If the Company elects to file a Piggyback Registration Statement prior to the first anniversary of the date hereof, those Shares registered on behalf of the Holders shall remain subject to the Lock-Up Agreement dated the date hereof between the parties. Upon the written request of Holders, made within 5 days after receipt of such notice, that the Company include the Registrable Securities in the Piggyback Registration Statement, the Company shall, as to Holders, use its reasonable efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Holder's sole cost and expense and at no cost or expense to the Company; PROVIDED, HOWEVER, that if, the Piggyback Registration is in connection with an underwritten public offering and in the written opinion of the Company's underwriter or managing underwriter of the underwriting group, if any, for such offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling stockholder(s), if any, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise having a material adverse effect on the entire offering, then the Company may, subject to the allocation priority set forth in the next paragraph, exclude from such offering all or a portion of the Registrable Securities which it has been requested to register. Without limiting the generality of the foregoing, such underwriter or managing underwriter may condition its consent to the inclusion of all or a portion of the Registrable Securities requested to be registered upon the participation by Holders in the underwritten public offering on the terms and conditions thereof.

          (b) If securities are proposed to be offered for sale pursuant to such Piggyback Registration Statement by other security holders of the Company and the total number of the Registrable Securities to be offered by Holder and such other selling security holders is required to be reduced pursuant to a request from the underwriter or managing underwriter (which request shall be made only for the reasons and in the manner set forth above), the aggregate number of Registrable Securities to be offered by Holders pursuant to such Piggyback Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter or managing underwriter believes may be included for all the selling security holders (including Holders) as the original number of securities proposed to be sold by Holders bears to the total original number of securities proposed to be offered by Holders and the other selling security holders.

          (c) Notwithstanding the preceding provisions of this Section 2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 2 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any proposed Piggyback Registration Statement filed pursuant to this Section 2, or to withdraw the same after the filing but prior to the effective date thereof. In the event that the Company elects to withdraw, the Company shall pay for the cost of such withdrawn Piggyback Registration Statement; provided, however, that the Company shall not be liable for the costs (including but not limited to legal fees and expenses) of the Holders in connection with the Piggyback Registration Statement, and, furthermore, such withdrawal shall not affect Holders'obligation to pay for any subsequent Piggyback Registration Statement filed by the Company.

          (d) In the event Holders exercise the rights granted under this paragraph 2, such Holder shall no longer be entitled to the Demand Registration rights set forth in paragraph 1 of this Agreement.

          3. COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. The Company hereby covenants and agrees as follows:

               (a) Following the effective date of the Demand Registration Statement, the Company shall, upon the request of the Majority Holder, forthwith supply such reasonable number of copies of the Demand Registration Statement and prospectus as shall be reasonably requested by the Holders to permit the Holders to make a public distribution of the Registrable Securities. The obligations of the Company hereunder with respect to the registrable Securities are expressly conditioned on the Holders' furnishing to the Company such appropriate information concerning the Holders, the Registrable Securities and the terms of the Holders' offering of such Registrable Securities as the Company may request.

               (b) Subject to the provisions of the Purchase Agreement, the Company will pay all costs, fees and expenses in connection with any Demand Registration Statement filed, provided however, that the Holders shall be solely responsible for the fees of any counsel or advisor or underwriter retained by the Holders in connection with such registration and any transfer taxes, selling commissions or selling fees applicable to the Registrable Securities sold by the Holders pursuant thereto.

               (c) The Company will use reasonable efforts to qualify or register the Registrable Securities included in the Demand Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process (unless the Company is already then subject to service in such jurisdiction) or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, except as may be required by the Securities Act and its rules and regulations.

               (d) The Company shall cause any successor corporation to assume the obligations set forth under this Agreement in connection with any merger, consolidation or acquisition in which the Company is not the surviving entity.

          4. COVENANT OF THE HOLDERS. The Holders, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to a registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holders receive a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as reasonably practicable after such notice.

          5. INDEMNIFICATION.   The Company agrees to indemnify, defend and
hold harmless the Holders from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement of a material fact contained in the Demand Registration Statement, the Piggyback Registration Statement or any prospectus included therein or caused by or arising out of any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances which they are made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holders expressly for use therein; provided, however, that the indemnification in this Section shall not inure to the benefit of the Holders on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by the Holders, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holders by the Company prior to the sale and the subsequent prospectus was not delivered or sent by the Holders to the purchaser prior to such sale. The Holders agree to indemnify the Company, its directors, each officer signing a registration statement, each person who controls the Company within the meaning of the Securities Act, any underwriter and any person who controls any underwriter within the meaning of the Securities Act from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement of a material fact contained in the Demand Registration Statement, Piggyback Registration Statement, or any prospectus included therein, or caused by or arising out of any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, only insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omissions based upon information furnished in writing to the Company by the Holders expressly for use therein.

          6. GOVERNING LAW.

               (a) This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of New York, without giving effect to the choice of law rules thereof.

               (b) Each of the Company and each of the Holders hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Courts has been brought in an inconvenient forum.

          7. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by express, registered or certified mail, postage prepaid, return receipt requested, as follows:

          If to the Company, at:

               Candie's, Inc.
               2975 Westchester Avenue
               Purchase, New York  10577
               Attn: Neil Cole

          with a copy of the same to:


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

               Tenzer Greenblatt LLP
               405 Lexington Avenue
               23rd Floor
               New York, New York  10174
               Attn: Michael S. Mullman, Esq.

          If to the Holder(s), at that address set forth under their name on the signature page.

          with a copy of the same to:

               Jeffer, Mangels, Butler & Marmaro, LLP
               2121 Avenue of the Stars
               Los Angeles, CA 90067
               Attn:  Joel Berman, Esq.

          Or such other address as has been indicated by either party in accordance with a notice duly given in accordance with the provisions of this Section.

          8. AMENDMENT. This Agreement may only be amended by a written instrument executed by the Company and the Holders.

          9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

          10. ASSIGNMENT; BENEFITS. This Agreement and the rights granted hereunder may not be assigned by any Holder and any purported assignment shall be void ab initio. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement. This Agreement shall inure to the benefit of and bind the respective parties' successors or permitted assigns.

          11. The prevailing party to any action brought under this Agreement shall be entitled to recover reasonable attorneys' fees and expenses in connection therewith from the non-prevailing party.

          12. HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

          13. SEVERABILITY. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such


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

prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          14. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

Company:                               CANDIE'S, INC.


                                       By:  /s/ Neil Cole
                                           ------------------------------
                                            Name:  Neil Cole
                                            Title:  Chairman of the Board


Holders:


                                            /s/ Michael Caruso
                                           ------------------------------
                                            Michael Caruso, Trustee of
                                            the Claudio Trust dated
                                            February 2, 1990


                                       Address:
                                                 ---------------------
                                                 ---------------------
                                                 ---------------------

                                       Number of Shares:
                                                        --------------



                                             /s/ Gene Montesano
                                           ------------------------------
                                                 Gene Montesano


                                       Address:
                                                 ---------------------
                                                 ---------------------
                                                 ---------------------

                                       Number of Shares:
                                                        --------------


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